UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 of 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2014

American Realty Capital Hospitality Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-190698	80-0943668
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or		Identification No.)
organization)

405 Park Avenue

New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Edward T. Hoganson as Chief Financial Officer, Treasurer and Secretary to Replace Nicholas Radesca

On December 15, 2014, American Realty Capital Hospitality Trust, Inc. (the “Company”) announced that its board of directors appointed Edward T. Hoganson, previously the executive vice president of Crestline Hotels & Resorts, LLC, the Company’s sub-property manager (“Crestline”), to serve as the Company’s chief financial officer, treasurer and secretary, effective immediately.   Mr. Hoganson will also serve as chief financial officer, treasurer and secretary of the Company’s advisor and the Company’s property manager. There are no related party transactions involving Mr. Hoganson that are reportable under Item 404(a) of Regulation S-K.

In connection with Mr. Hoganson’s appointment as chief financial officer, treasurer and secretary, Nicholas Radesca resigned from his roles as interim chief financial officer, treasurer and secretary of the Company, effective as of that same date. Mr. Radesca did not resign pursuant to any disagreement with the Company. Mr. Radesca also resigned from his roles as interim chief financial officer, treasurer and secretary of the Company’s advisor and the Company’s property manager.

Edward T. Hoganson, 47, previously served as executive vice president of Crestline from 2007 to December 2014. Mr. Hoganson was responsible for financial oversight and new business development efforts at Crestline, including management contracts for third-party owners, acquisitions and co-investments. Mr. Hoganson was also responsible for the firm’s asset management programs. Prior to serving as executive vice president for Crestline, Mr. Hoganson was senior vice president of acquisitions for Sunrise Senior Living from 2004 until 2007, and earlier Mr. Hoganson led the asset management efforts for Highland Hospitality Corporation from 2003 until 2004, including during its initial public offering in 2003. Mr. Hoganson has more than 15 years of financial and hospitality industry experience. He began his career with Deloitte & Touche in 1989 and then joined Marriott International where he held various finance positions from 1993 until 1999. Mr. Hoganson earned his undergraduate degree from Yale University, his MBA in finance from the Wharton School at the University of Pennsylvania, and his Masters of Arts in International Relations from the Lauder Institute at the University of Pennsylvania. Mr. Hoganson serves as an affiliate faculty member at George Mason University, lecturing on hospitality finance.

A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated December 15, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

Date: December 15, 2014	By:	/s/ Jonathan P. Mehlman
	Name:	Jonathan P. Mehlman
	Title:	Chief Executive Officer